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                                                                  EXHIBIT 10.15

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT, made and entered into as of this ___ day of _______, 2000, by and between FUTURUS FINANCIAL SERVICES, INC., a Georgia corporation (the "Company"), and The Bankers Bank, a bank chartered under the laws of ___________ (the "Escrow Agent"), as escrow agent.


                              W I T N E S S E T H:

         WHEREAS, the Company proposes to offer for sale up to an aggregate of 1,100,000 shares of common stock, no par value, of the Company (the "Shares") at a purchase price of $10.00 per share (the "Offering"); and

         WHEREAS, the Company has agreed to deposit certain proceeds from the offering in escrow on the terms and conditions set forth herein; and

         WHEREAS, the Escrow Agent has agreed to accept copies of subscription documents (the "Subscription Documents"), with the Company retaining the originals of the Subscription Documents, to be executed and delivered by subscribers for shares together with sums (the "Subscription Funds") received from such subscribers and to hold and distribute the Subscription Documents and Subscription Funds all in accordance with the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Escrow Agent, the parties hereto do hereby agree as follows:

         1. DEPOSITS WITH THE ESCROW AGENT. The Company agrees to deposit with the Escrow Agent, or to cause to be deposited with the Escrow Agent, all Subscription Documents and Subscription Funds received by it directly or from any sales agent engaged by the Company in the Offering. The Company will allow the Subscription Funds and Subscription Documents to remain in escrow with the Escrow Agent and will not withdraw or attempt to withdraw either the Subscription Funds or the Subscription Documents from the Escrow Agent except as herein provided. The Company in its sole and absolute discretion may reject any subscription for Shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the subscriber, with interest earned, if any.

         2. DEPOSIT ACCOUNTS. Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or securities issued or fully guaranteed by the United States government (or money market funds consisting entirely thereof) or federal funds. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Subscription Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.


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         3. MINIMUM ESCROW AMOUNT. Except as otherwise provided herein, the
Escrow Agent shall negotiate and hold all Subscription Documents and Subscription Funds deposited with the Escrow Agent under the terms of this Escrow Agreement until such time as the Escrow Agent shall have received a written request from the Company and Subscription Documents executed by investors agreeing to purchase at least 900,000 of the shares of common stock of the Company, cleared and collected Subscription Funds in the amount of at least $9,000,000 with respect thereto, and a written undertaking from the Company that all other conditions to the release of funds as described in the Company's Registration Statement filed with the Securities and Exchange Commission pertaining to the Offering have been met, at which time all Subscription Documents and all Subscription Funds held by the Escrow Agent and any interest earned thereon shall be distributed to the Company by the Escrow Agent. At the time of the release of the Subscription Documents and Subscription Funds to the Company in the manner described above, except for the provisions of Section 9 hereof, this Escrow Agreement will terminate.

         4. RETURN OF DOCUMENTS AND FUNDS. In the event that the Escrow Agent
(a) shall not have received, prior to termination of the offering, (i) Subscription Documents executed by subscribers agreeing to purchase at least 900,000 shares of Company common stock, (ii) Subscription Funds in the amount of at least $9,000,000 with respect thereto, and (iii) a written undertaking from the Company that all other conditions to the release of funds as described in the Company's Registration Statement filed with the Securities and Exchange Commission pertaining to the Offering have been met, or (b) shall have received a written notice from the Company that it is terminating the offering and this Escrow Agreement, then the Escrow Agent shall return all Subscription Funds then held by it under this Escrow Agreement, with any interest accrued thereon to the respective subscribers at the addresses indicated on the Subscription Documents, or as such subscribers may otherwise direct, together with the corresponding executed Subscription Documents. After the distribution of all Subscription Documents and Subscription Funds in accordance with the terms of this Section 4, except for the provisions of Section 9 hereof, this Escrow Agreement shall terminate.

         5. RETURN OF SUBSCRIPTIONS. In the event the Escrow Agent shall have received written notification from the Company that any subscription is being returned by the Company to the subscriber, in whole or in part, the Escrow Agent shall return to the subscriber at the address indicated on the subscriber's Subscription Documents, or as such subscriber may otherwise direct, the Subscription Documents executed by such subscriber and all or a portion of the Subscription Funds deposited with the Escrow Agent on behalf of such subscriber. Release of any Subscription Funds by the Escrow Agent under the circumstances described in this Section shall be accomplished by delivery to the subscriber of a check of the Escrow Agent in the amount of the Subscription Funds being returned, together with any interest accrued thereon payable to the order of such subscriber.

         6. AGREEMENT OF THE ESCROW AGENT. The Escrow Agent hereby agrees to receive such deposits of Subscription Documents and Subscription Funds, to hold the same intact, to promptly negotiate all checks, money orders or other instruments received by Subscription Funds, to keep true, complete and accurate records of all deposits and disbursements of the Subscription Documents and Subscription Funds, to permit withdrawal thereof only in accordance with the terms of this Escrow Agreement, and to refund or deliver all such Subscription Funds and Subscription Documents to the respective subscribers or the Company, as the case may be, at the time and in the manner provided under the terms of this Escrow Agreement.


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         7. REPRESENTATIONS OF COMPANY. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the shares of stock is that of agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the shares of the stock or the Company.

         8. LIABILITY OF THE ESCROW AGENT. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control with respect to the rights, duties and liabilities of the Escrow Agent:

                  (a) The Escrow Agent is not a party to and is not bound by any agreement between any one or more of the parties hereto, except this Agreement, unless otherwise expressly stated herein.

                  (b) The duties of the Escrow Agent hereunder are only such as are herein specifically provided, being purely ministerial in nature, and it shall have no responsibility in respect of any of the cash, property or items ("Escrow Deposit") deposited with it other than faithfully to follow the instructions herein contained.

                  (c) The Escrow Agent acts hereunder as a depositary only. The Escrow Agent is not responsible for or liable in any manner whatever for the sufficiency, correctness, genuineness and validity of any security, document, or other item, which is a part of the Escrow Deposit or for any claim or action by any person, firm, corporation or trustee concerning the right or power of any depositor to make any transfer or the validity of the transfer of any part of the Escrow Deposit to the Escrow Agent.

                  (d) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or documents, which the Escrow Agent in good faith believes to be genuine.

                  (e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

                  (f) The Escrow Agent is authorized to hire, may consult with, and obtain advice from legal counsel in the event any dispute, conflict or question arises as to the construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall be indemnified in accordance with Section 9 hereof for all reasonable costs so incurred and shall incur no liability and shall be fully protected for acting in good faith in accordance with the written opinion and instructions of such counsel.

                  (g) The Escrow Agent may, but shall not be required to, defend itself in any legal proceedings which may be instituted against it or it may, by shall not be required to, institute legal proceedings in respect of the Escrow Deposit, or any part


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         thereof. The Escrow Agent shall be indemnified and held harmless in accordance with Section 9 hereof against the cost and expense of any such defense or action.

                  (h) The Escrow Agent shall make payment to or for, or deliver documents to, any party only if in the Escrow Agent's judgment such payment or delivery may be made under the terms of this Agreement without its incurring any liability. If conflicting demands not expressly provided for in this Agreement are made or notices served upon the Escrow Agent with respect to its action or omission under this Agreement, the parties hereto agree that the Escrow Agent shall have the absolute right to elect to do either or both of the following:

                                    (i)  withhold and stop all future actions or
                  omissions on its part under this Agreement, or

                                    (ii) file a suit in interpleader or for
                  instructions or for a declaratory judgment for other relief and obtain an order from a proper court requiring the parties to litigate in such court their conflicting claims and demands.

In the event any such action is taken, the Escrow Agent shall be fully released and discharged from all obligations.

         9. INDEMNIFICATION OF THE ESCROW AGENT. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent hereunder, or as a result of the performance of its duties as the Escrow Agent hereunder or involving the subject matter hereof.

         10. ESCROW AGENT FEES. The Company shall pay fees, service charges and per check fees to the Escrow Agent as described on Exhibit A, which is attached hereto and made a part hereof. All of these fees are payable upon the release of the Subscription Funds, and the Escrow Agent is hereby authorized to deduct such fees from the Subscription Funds prior to any release thereof pursuant to this Agreement.

         11. INSTRUCTIONS AND NOTICES. All notices, requests, demands or other communications authorized or required to be given by any party pursuant to this Agreement shall be in writing to all parties, and shall be deemed to have been sufficiently given on the date delivered by hand delivery, by overnight courier or by certified mail, return receipt requested, to the address set forth below:

                  (i)      If to the Escrow Agent:

                           The Bankers Bank
                           2410 Paces Ferry Road
                           600 Paces Summit
                           Atlanta, Georgia 30339
                           Attention:  __________

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                  (ii)     If to the Company:

                           Futurus Financial Services, Inc.
                           201 South Main Street
                           Alpharetta, Georgia 30004
                           Attention:  William M. Butler

                  (iii)    With a copy to:

                           Kathryn L. Knudson, Esq.
                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street N.E.
                           Sixteenth Floor
                           Atlanta, Georgia  30303

                  Any party hereto may change its address for purposes of notice by notice of such change given to the other parties in the manner specified herein.

         12. AMENDMENT. The parties hereto may amend, alter, modify or change any portion of the Escrow Agreement by written agreement of the parties hereto.

         13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

         14. APPLICATION OF GEORGIA LAW. This Escrow Agreement and the application and interpretation hereof shall be governed exclusively by the laws of the State of Georgia.


                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.


                                            FUTURUS FINANCIAL SERVICES, INC.


                                            By:_________________________________
                                                 William M. Butler
                                                 President and
                                                 Chief Executive Officer


                                            THE BANKERS BANK


                                            By:_________________________________
                                                     Signature


                                               _________________________________
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